Exhibit 10.1
AMENDMENT NO. 2
TO THE
CAVCO INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN
WHEREAS, Cavco Industries, Inc. (the “Company”) has adopted and currently maintains the Cavco Industries, Inc. 2005 Stock Incentive Plan, effective June 21, 2005 (the “Plan”); and
WHEREAS, Section 13 of the Plan gives the Board of Directors of the Company (the “Board”) the authority to amend the Plan at any time, subject to certain conditions; and
WHEREAS, pursuant to the Board’s authority, the Plan has been amended on one prior occasion; and
WHEREAS, by the adoption of this Amendment No. 2, the Board, among other things, desires to further amend the Plan to: (a) increase the total number of shares of stock available for grant under the Plan by 300,000; (b) increase the limitation on the maximum cash award subject to performance goals that may be awarded under the Plan to any one employee participant in any one fiscal year to $4,000,000; and (c) limit the total number of shares of stock that may be awarded under the Plan to any one non-employee director participant in any one fiscal year to 20,000.
NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s 2015 Annual Meeting, the Plan is hereby amended as set forth below:
1.Section 2 of the Plan is hereby amended to add the following definition:

“Cause” means, except as otherwise defined in an Award Agreement or in a written employment arrangement with the Company or any of its Affiliates in effect on the Grant Date, the occurrence of one or more of the following events: (i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or any Affiliate; (ii) conduct that has caused demonstrable and serious injury to the Company or any Affiliate, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; (iv) breach of duty of loyalty to the Company or any Affiliate or other act of fraud or dishonesty with respect to the Company or any Affiliate; or (v) violation of the Company's code of conduct.

2.Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

Shares Available for Awards. Subject to Section 11 below, the maximum number of Shares available for grant under the Plan is 750,000, provided that no more than 200,000 of such Shares may be awarded as Restricted Stock or Stock Unit Awards, and provided, further, that no more than 20,000 of such Shares may be awarded to any one Participant who is a non-employee Director during any one fiscal year. Shares covered by Options that terminate or are canceled prior to exercise and Shares of Restricted Stock or Shares covered by Stock Units returned to the Company will again be available for grant under the Plan. Also, if the Option exercise price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares, the number of Shares so tendered or withheld will be Shares available for grant under the Plan. The Administrator may from time to time adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
3.Section 7(b)(ii) of the Plan is hereby amended and restated in its entirety to read as follows:

(ii)
Payment of Option/Exercise Price. The exercise price of an Option may be paid in cash, by check, by wire transfer, or by delivery or withholding of Shares, including actual or deemed multiple exchanges of Shares, or by a combination thereof. The exercise price shall be paid at the time of delivery of Shares.

4.Section 7(c)(i)(B) of the Plan is hereby amended and restated in its entirety to read as follows:

A Participant’s Restricted Stock Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant is terminated without Cause in connection with the Change in Control, as provided for in Section 8 below, or (ii) the Retirement of the Participant.
5.Section 7(f)(iii) of the Plan is hereby amended and restated in its entirety to read as follows:

(iii)	No Individual may be awarded a Cash Award subject to performance goals intended to comply with Section 162(m) of the Code having a value of more than $4,000,000 in any one fiscal year.
6.Section 8 of the Plan is hereby amended and restated in its entirety to read as follows:

Change in Control. Notwithstanding the provisions of Section 7 hereof, unless otherwise expressly provided in an Award Agreement, if the Participant’s employment with the Company or one of its Affiliates is involuntarily terminated without Cause in connection with a Change in Control, each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, provided that any Award subject to performance goals shall vest at the target levels of performance (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the applicable Award Agreement). For purposes of this Section 8, a termination shall be considered involuntary in connection with a Change in Control if, and only if, such termination occurs during the period beginning six months prior to the Change in Control and ending twelve months following the Change in Control.

7.The Plan is hereby amended to add the following new Section 20 to the end thereof to read as follows:

Section 409A of the Code. Some of the Awards that may be granted pursuant to the Plan may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Administrator. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Administrator determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Administrator determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.
If, at the time of a Participant’s Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h), the Company has any Shares which are publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six month period, the date of the Participant’s death). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period.
Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
8.The Plan is hereby amended to add the following new Section 21 to the end thereof to read as follows:

Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Administrator shall include such provisions as it deems necessary or advisable to assure the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy, if any, or applicable law including, but not limited to, the final rules issued by the Securities and Exchange Commission and NASDAQ or such other exchange on which the Shares are then traded pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

9.This Amendment shall be effective as of the date it is approved by the Company’s stockholders at the Company’s 2015 Annual Meeting, and shall be void in the absence of such approval.

10.    This Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of August 26, 2015.

CAVCO INDUSTRIES, INC.

By: /s/ James P. Glew
     James P. Glew, General Counsel and Secretary